Exhibit 99.1

MAP Pharmaceuticals Reports Second Quarter of 2008 Financial Results

MOUNTAIN VIEW, Calif., August 12, 2008/PR Newswire-SecondCall/ — MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) today announced financial results for the second quarter ended June 30, 2008.

The net loss for the second quarter ended June 30, 2008 was $16.5 million compared with $8.7 million during the same period in 2007. The net loss for the first six months of 2008 was $30.8 million compared to $15.3 million for the first six months of 2007. As of June 30, 2008, MAP Pharmaceuticals had cash, cash equivalents and short-term investments of $76.2 million.

2008 Year-to-date accomplishments

•	Clinical development

•	Initiated a Phase 3 clinical program to evaluate UDB for the potential treatment of pediatric asthma.

•	Initiated a Phase 3 clinical program to evaluate MAP0004 for the potential treatment of migraine, pursuant to a Special Protocol Assessment with the U.S. Food and Drug Administration.

•	Announced positive results from a pharmacokinetic clinical trial of UDB, demonstrating lower systemic drug exposure when compared to the currently marketed conventional nebulized budesonide.

•	Demonstrated positive results from a Phase 2a clinical study evaluating MAP0005 for the potential treatment of asthma and chronic obstructive pulmonary disease (COPD).

•	Peer-reviewed presentations

•	Published positive results from a Phase 2 study evaluating the safety, tolerability and pharmacokinetics of MAP0004 in adult asthmatics in Current Medical Research and Opinion.

•	Published positive results from a Phase 1 study evaluating the safety and pharmacokinetics of MAP0004 in adults in Headache.

•

Delivered over 15 oral and poster presentations related to UDB and MAP0004 at annual scientific conferences including: American Academy of Allergy Asthma & Immunology (AAAAI), American Academy of Neurology (AAN), Respiratory Drug Delivery (RDD), American Thoracic Society (ATS) and American Headache Society (AHS).

•	Corporate progress

•

Added seasoned industry veterans to the management team and board of directors, including: Donald J. Kellerman, Pharm.D. to the position of Senior Vice President, Clinical Development and Medical Affairs; Marco F. Rosa to the position of Vice President of Human Resources; and H. Ward Wolff to the board of directors and audit committee.

•	Secured a $20 million working capital loan to repay the existing working capital loan and for general corporate purposes.

•	Acquired proprietary drug particle formulation technology from Telesso Technologies Limited, formerly Eiffel Technologies Limited.

“We continue to make progress toward our goal of providing better medicines to patients, with clearly differentiated product benefits for undermet medical needs,” said Timothy S. Nelson, President and Chief Executive Officer of MAP Pharmaceuticals. “With two product candidates now in Phase 3 studies, we remain focused on building the team, infrastructure and resources we need to advance MAP Pharmaceuticals through Phase 3 trials, toward commercializing products that address major market opportunities.”

Second Quarter and Six Month Financial Results

Research and development expenses for the second quarter and six months ended June 30, 2008 were $13.0 million and $24.8 million, respectively, compared to $6.3 million and $10.8 million, respectively, for the same periods in 2007. The increase in research and development expenses for the three and six months ended June 30, 2008 as compared to the same periods in 2007 was primarily driven by an increase in clinical program expenses to support Phase 3 clinical programs initiated in 2008 for our two lead programs UDB and MAP0004, and an increase in personnel related expenses also related to the support of these clinical programs.

Sales, general and administrative expenses for the second quarter and six months ended June 30, 2008 were $3.2 million and $6.3 million, respectively, compared to $2.7 million and $4.5 million, respectively, for the same periods in 2007. The increase in sales, general and administrative expenses for the three months ended June 30, 2008 as compared to the same period in 2007 was primarily related to increases in personnel related expenses and stock-based compensation, partially offset by a decrease in non-recurring IPO expenses incurred in the prior year. The increase in sales, general and administrative expenses for the six months ended June 30, 2008 as compared to the same period in 2007 was primarily related to increases in personnel related expenses and stock-based compensation, and increased costs as a result of being a public company, partially offset by a decrease in non-recurring IPO expenses incurred in the prior year.

MAP Pharmaceuticals had cash, cash equivalents and short-term investments as of June 30, 2008 of $76.2 million, compared to $95.0 million as of December 31, 2007. In addition, for the second quarter ended June 30, 2008, non-cash share-based compensation and depreciation was approximately $1.5 million.

About MAP Pharmaceuticals, Inc.

MAP Pharmaceuticals develops and plans to commercialize new therapies for children and adults who suffer from chronic conditions that it believes are not adequately treated by currently available medicines. The company applies its proprietary inhalation technologies to enhance the therapeutic benefits and commercial attractiveness of proven drugs while minimizing risk by capitalizing on their known safety, efficacy and commercialization history. MAP Pharmaceuticals has two drug candidates in Phase 3 clinical trials. Unit Dose Budesonide is being developed for the potential treatment of pediatric asthma, and MAP0004 is being developed for the potential treatment of migraine. MAP Pharmaceuticals’ pipeline also includes a drug candidate in early clinical development for the treatment of asthma and chronic obstructive pulmonary disease.

Additional information about MAP Pharmaceuticals can be found at http://www.mappharma.com.

Forward-Looking Statements

In addition to statements of historical facts or statements of current conditions, this press release contains forward-looking statements, including with respect to our late stage clinical programs. Actual results may differ materially from current expectations based on risks and uncertainties affecting MAP Pharmaceuticals’ business, including, without limitation, risks and uncertainties relating to the enrollment and conduct of clinical trials, as well as risks related to the failure to achieve favorable clinical outcomes and that our product candidates will not be approved for commercial use by the U.S. Food and Drug Administration. The reader is cautioned not to unduly rely on the forward-looking statements contained in this press release. MAP Pharmaceuticals expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Additional information on potential factors that could affect MAP Pharmaceuticals’ results and other risks and uncertainties are detailed in its Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2008, and available at http://edgar.sec.gov.

CONTACT: Christopher Y. Chai, Chief Financial Officer, +1-650-386-3107 of MAP Pharmaceuticals, Inc., or Julio Cantre, media contact, +1-415-946-1055, of WeissComm Partners.

MAP PHARMACEUTICALS, INC.

(a development stage enterprise)

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash, cash equivalents and short-term investments	$76,185	$94,990
Other current assets	748	1,079

Total current assets	76,933	96,069
Property and equipment, net	5,637	4,183
Restricted cash	321	321
Other assets	36	122

Total assets	$82,927	$100,695

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$9,308	$8,912
Current portion of long-term debt	3,048	3,820

Total current liabilities	12,356	12,732
Long-term debt, less current portion	17,478	6,357

Total liabilities	29,834	19,089
Total stockholders’ equity	53,093	81,606

Total liabilities and stockholders’ equity	$82,927	$100,695

MAP PHARMACEUTICALS, INC.

(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating expenses:
Research and development	$12,984	$6,316	$24,799	$10,833
Sales, general and administrative	3,165	2,708	6,305	4,457

Total operating expenses	16,149	9,024	31,104	15,290

Loss from operations	(16,149)	(9,024)	(31,104)	(15,290)
Other income (expense), net	(308)	336	347	(58)

Net loss	(16,457)	(8,688)	(30,757)	(15,348)

Cumulative stock dividend attributable to preferred stockholders	—	(2,290)	—	(3,673)

Net loss attributable to common stockholders	$(16,457)	$(10,978)	$(30,757)	$(19,021)

Net loss per share attributable to common stockholders, basic and diluted	$(0.81)	$(14.29)	$(1.52)	$(25.11)

Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	20,314,390	768,212	20,262,318	757,536